FIRST AMENDMENT TO

2003 AMENDED AND RESTATED CREDIT AGREEMENT

Parties:
“CoBank”:	CoBank, ACB 5500 South Quebec Street Greenwood Village, Colorado 80111

“Borrower”:	National Cooperative Refinery Association 2000 Main Street P.O. Box 1404 McPherson, Kansas 67460

“Syndication Parties”:	Whose signatures appear below

Execution Date: December      , 2005

Recitals:

A. CoBank (in its capacity as the Administrative Agent (“Agent”) and as a Syndication Party) and Borrower have entered into that certain 2003 Amended and Restated Credit Agreement dated as of December 16, 2003 (as amended, modified, or supplemented from time to time, the “Credit Agreement”) pursuant to which CoBank and any entity which becomes a “Syndication Party” has extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has requested that the Agent and the Syndication Parties extend the maturity date of the 2-Year Facility and make certain other modifications, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this First Amendment to 2003 Amended and Restated Credit Agreement (“First Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1 The following Sections in Article 1 are hereby amended in their entirety to read as follows:

1.18 Committed Letter of Credit Fee: shall mean a fee equal to 100.0 basis points multiplied by the face amount of the Committed Letter of Credit.

1.20 Commitment Fee Factor: shall mean 20 basis points.

1.49 LIBOR Margin: shall mean 100.0 basis points.

1.54 Member: shall mean each of the following Persons: CHS, Inc.; Growmark, Inc.; and MFA Oil Company.

1.56	Member Percentage: shall mean the following:

1.75	For CHS, Inc. – 74.453% For Growmark, Inc. – 18.598% For MFA Oil Company – 6.949%. [Intentionally Omitted].

1.82	2-Year Maturity Date: December 16, 2006.

	1.2	Section 7.1 is hereby amended in its entirety to read as follows:

7.1 Security Interest. The Advances made under this Credit Agreement are being made on an unsecured basis, except (a) with respect to the Cash Collateral Account as provided in Section 3.6, and (b) the statutory lien in favor of CoBank, but not in favor of any other Syndication Party, in the Bank Equity Interests.

1.3Subsection 9.1.4 is hereby amended in its entirety to read as follows:
9.1.4[Intentionally Omitted].

1.4Subsection 10.14 is hereby amended in its entirety to read as follows:
10.14	[Intentionally Omitted].

1.5 The following terms are deleted from the list of definitions following Section 1.84: (a) “Collateral”; and (b) “Default Collateral”.

1.6 Exhibit 1.76 is replaced in its entirety with Exhibit 1.76 hereto , and Exhibit 8.11 is replaced in its entirety with Exhibit 8.11 hereto.

2. Conditions to Effectiveness of this First Amendment. The effectiveness of this First Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1 Delivery of Executed Loan Documents. The Administrative Agent shall have received originals of this First Amendment duly executed by Borrower and all other parties hereto.

2.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.3 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this First Amendment.

2.4 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds: (a) a fee in the amount of 10 basis points multiplied by the Aggregate 2-Year Commitment (“Up Front Fee”); (b) all fees presently due under the Credit Agreement (as amended by this First Amendment); and (c) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement.

3. General Provisions.

3.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3 Definitions. Capitalized terms used, but not defined, in this First Amendment shall have the meaning set forth in the Credit Agreement.

3.4 Severability. Should any provision of this First Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this First Amendment and all remaining provision of this First Amendment shall be fully enforceable.

3.5 Governing Law. To the extent not governed by federal law, this First Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6 Headings. The captions or headings in this First Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this First Amendment.

3.7 Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this First Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this First Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:	CoBank, ACB
By:

	Name: Title:	Michael Tousignant Vice President

BORROWER:	National Cooperative Refinery Association

By:

	Name: Title:	John G. Buehrle CFO

SYNDICATION PARTIES:	CoBank, ACB

By:

	Name: Title:	Michael Tousignant Vice President

U.S. AgBank, FCB

By:

Name: Title:	Travis W. Ball Vice President

3485422_3.DOC

EXHIBIT 1.76
to 2003 Amended and Restated Credit Agreement

Subsidiaries

Kaw Pipe Line Co.	66.667%
Osage Pipeline Co.	41.18%
Jayhawk Pipeline, L.L.C.	100.0%
Osage Pipeline L.L.C,	50.0%
McPherson Agricultural Products L.L.C.	100.0%

EXHIBIT 8.11
to 2003 Amended and Restated Credit Agreement

Equity Investments

	Subsidiary	Investment
1.	Jayhawk Pipeline, L.L.C.	$25,436,046.00
2.	Kaw Pipe Line Company	1,531,156.00
3.	Osage Pipeline Company	8,699,592.00
4.	Osage Pipeline, L.L.C.*	3,986,720.00
5.	McPherson Agricultural Products, LLC	(360,738.00)

• wholly owned subsidiary of Osage Pipeline Company